Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard W. Koe, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of TigerLogic Corporation on Form 10-Q for the quarterly period ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of TigerLogic Corporation for the periods presented therein.

Date: February 11, 2010

By:	/s/ Richard W. Koe
Name:	Richard W. Koe
Title:	Interim President and Chief Executive Officer

I, Thomas Lim, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of TigerLogic Corporation on Form 10-Q for the quarterly period ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of TigerLogic Corporation for the periods presented therein.

Date: February 11, 2010

By:	/s/ Thomas Lim
Name:	Thomas Lim
Title:	Chief Financial Officer